Exhibit 99.1

To:	Persons Holding Stock Options, Restricted Stock Units and/or Performance Stock Units with respect to Common Stock of RSC Holdings Inc.

Re:	Treatment of Stock Options, Restricted Stock Units and Performance Stock Units in Upcoming Merger

Date:	December 29, 2011

I. The Merger

As you may know, RSC Holdings Inc. (RSC) expects to complete a merger (the Merger) with United Rentals, Inc. (URI), in accordance with the Merger Agreement, dated December 15, 2011 (the Merger Agreement).

At the effective time of the Merger (the Effective Time), each issued share of common stock of RSC outstanding immediately prior to the effective time of the Merger (including any fully vested shares of RSC common stock held by employees) will be automatically converted into the right to receive, without interest:

•	$10.80 in cash, and
•	0.2783 of a share of common stock of URI.

We currently expect that the Merger will be completed on a date in the second quarter of 2012 (the Closing Date). Please note that the completion of the Merger is subject to conditions set forth in the Merger Agreement, and that the Closing Date, if it occurs as contemplated, may be earlier or later.

II. Treatment of Equity Awards

This memorandum summarizes the treatment of your equity awards in the Merger. Generally, all outstanding equity awards held by employees will continue on the same terms and conditions, except that the equity awards will be converted (“rolled over”) into awards for URI common stock. If you hold stock options, RSUs or PSUs, you do not need to take any action — the rollover is automatic. Following the Closing Date, URI will provide a prospectus, which will include information about URI common stock, exercising options and selling URI common stock acquired under awards. The rolling over of your awards to cover common stock of URI should not be a taxable event for you under U.S. federal income tax rules as currently in effect.

The number of shares of URI common stock subject to your rolled over equity award will be calculated, for each RSC share subject to the equity award, based on an “Equity Award Exchange Ratio.”

•	The “Equity Award Exchange Ratio” for each RSC share is the sum of:

(1) $10.80 divided by the volume-weighted average of the closing sale prices of a share of URI common stock during the 10 days prior to and including the Closing Date, plus

(2) 0.2783 shares of common stock of URI.

•	For example, the Equity Award Exchange Ratio would be calculated as follows, assuming a 10-day average of URI common stock closing sales prices prior to and including the Closing Date of $30[1]:

Ratio for Converted Cash Portion	=	$10.80 ÷ $30[1]
	=	0.36
Ratio for Converted Stock Portion	=	0.2783
Equity Award Exchange Ratio	=	0.36 + 0.2783
Equity Award Exchange Ratio	=	0.6383 of URI share for each RSC share

A. STOCK OPTIONS

Pursuant to the Merger Agreement, each option granted under the RSC Holdings, Inc. Amended and Restated Stock Incentive Plan (the Equity Plan) outstanding immediately prior to the Effective Time, whether vested or unvested, will be rolled over at the Effective Time into an option to purchase shares of URI common stock, subject to the same vesting conditions that applied to the option award prior to the roll over.

The number of shares of URI common stock subject to the rolled over option, and the exercise price of the rolled over option, will be determined by:

•	multiplying the number of RSC shares subject to the option by the Equity Award Exchange Ratio (rounded down to a whole share of URI common stock), and

•	dividing the per share exercise price of the RSC option by the Equity Award Exchange Ratio (rounded up to the nearest whole cent).

Example:

Assumptions:
Number of RSC Shares subject to the Option:	1,000
Original Option Exercise Price:	$12
Equity Award Exchange Ratio:	0.6383

(1)	Multiply the number of RSC shares subject to the option by the Equity Award Exchange Ratio to get the number of URI shares subject to the rolled over option (rounded down to a whole share of URI common stock):

Number of RSC Shares subject to the Option:		1,000
Multiplied by the Equity Award Exchange Ratio:	x	0.6383

Number of URI Shares subject to the Rolled Over Option (rounded down)	=	638

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Please note that the examples contained herein (as well as the assumed $30 weighted-average closing price) are just hypothetical examples, and that the actual conversion of stock options, RSUs and PSUs in the Merger will be determined at the Effective Time in accordance with the terms of the Merger Agreement.

(2)	Divide the Exercise Price of the original option by the Equity Award Exchange Ratio to get the exercise price of the rolled over option (rounded up to the nearest whole cent):

Original Option Exercise Price:		$12
Divided by the Equity Award Exchange Ratio:	÷	0.6383

Rolled Over Option Exercise Price (rounded up)	=	$18.80

During the period between now and the Closing Date, RSC common stock will continue to be publicly traded and any holder of vested RSC stock options may exercise those options, subject to any blackout periods and/or any other trading limitations that may be in effect from time to time as applicable to the particular optionholder. In order for RSC to process exercises of stock options prior to the closing of the Merger, RSC will not accept exercises of stock options after 4:00 p.m. (Mountain Time) four business days prior to the Closing Date, unless this date is subsequently modified by RSC. In the event that you do not exercise all or any portion of your outstanding vested stock option(s) prior to the Effective Time, such stock option(s) will be rolled over onto URI stock options as described above.

B. EMPLOYEE RSUs & PSUs

Pursuant to the Merger Agreement, each Restricted Stock Unit (RSU) and Performance Stock Unit (PSU) granted under the Equity Plan that is held by an employee and outstanding at Effective Time will be converted into the right to acquire shares of URI common stock. The performance-vesting requirements of PSUs will be deemed satisfied at target level (i.e., 100%), and service-vesting requirements will continue to apply.

Example:

Assumptions:
Number of RSC Shares subject to the RSC RSU/PSU:	1,000
Equity Award Exchange Ratio:	0.6383

*	Performance-vesting requirements of PSUs deemed satisfied at target level.

Multiply the number of RSC shares subject to the original RSU/PSU Award by the Equity Award Exchange Ratio to get the number of URI shares subject to the rolled over RSU/PSU Award (rounded down to a whole share of URI common stock):

Number of RSC Shares subject to the Outstanding RSU/PSU Award:		1,000
Multiplied by the Equity Award Exchange Ratio:	x	0.6383

Number of URI Shares subject to the Rolled Over RSU/PSU Award (rounded down)	=	638

III. Accelerated Vesting upon Involuntary Terminations of Employment

Your stock options, RSUs and PSUs, as converted at the Effective Time, will be afforded the “double-trigger” vesting protections set forth in the Equity Plan for “Alternative Awards.” This means that if (i) the Merger occurs and (ii) following the Effective Time, your employment is involuntarily terminated or “constructively terminated,”2 your converted stock options, RSUs and PSUs will become fully vested to the extent then unvested.

Acceleration of vesting, payments and benefits to certain highly compensated individuals who are subject to “golden parachute” excise taxes may be limited, to achieve on an after-tax basis, the greatest amount of benefits.

*        *        *

Please note: All aspects of your equity awards are governed by the terms and provisions of the Merger Agreement, the Equity Plan, your particular award agreement(s) and your employment agreement (if applicable), and not by this memorandum. The actual conversion of stock options and RSUs in the Merger is subject to rounding in accordance with the terms of the Merger Agreement. Your receipt of this memorandum does not give you any right, express or implied, of continued employment with RSC, URI or any of their affiliates or of receipt of any equity award adjustment thereto or particular value derived therefrom. If the Merger does not occur, you will have no rights or interests in URI stock by virtue of your equity award or other RSC stock. Further, you are urged to consult your tax advisors as to the particular consequences to you under federal, state and local, and applicable foreign tax laws of your equity awards.

To ensure compliance with U.S. Internal Revenue Service Circular 230, option, restricted stock unit and performance stock unit holders are hereby notified that any discussion of U.S. federal tax matters set forth in this letter was written in connection with the promotion or marketing of the Merger, and was not intended to be used, and cannot be used, by any purchaser for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

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“Constructive termination” means that you resign from employment following the occurrence of any of these events: (1) a material reduction in your base salary or incentive compensation opportunity, (2) a material reduction in your responsibilities, or (3) the relocation of your principal place of work to a location that is more than 50 miles from your principal place of work immediately prior to the Effective Time, in each case without your consent.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to United Rentals, Inc. or RSC Holdings Inc., the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. United Rentals, Inc. and RSC Holdings Inc. undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents United Rentals, Inc. and RSC Holdings Inc. have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) United Rentals, Inc. and RSC Holdings Inc. may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals, Inc. and RSC Holdings Inc.; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals, Inc. and RSC Holdings Inc. Neither United Rentals, Inc. nor RSC Holdings Inc. gives any assurance that either United Rentals, Inc. or RSC Holdings Inc. will achieve its expectations and neither United Rentals, Inc. nor RSC Holdings Inc. assumes any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals, Inc. and RSC Holdings Inc. described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. All forward-looking statements included in this document are based upon information available to United Rentals, Inc. and RSC Holdings Inc. on the date hereof, and neither United Rentals, Inc. nor RSC Holdings Inc. assumes any obligation to update or revise any such forward-looking statements.

Important Additional Information Will Be Filed with the SEC

This communication relates to a proposed transaction between United Rentals, Inc. and RSC Holdings Inc., which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by United Rentals, Inc. This communication is not a substitute for the registration statement and joint proxy statement/prospectus that United Rentals, Inc. will file with the SEC or any other documents that they may file with the SEC or send to stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/ PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about United Rentals, Inc. and RSC Holdings Inc., at the SEC’s website at http://www.sec.gov. You will also be able to obtain these documents, free of charge, when filed, by directing a request by mail or telephone to RSC Holdings Inc., Attn: Investor Relations, 6929 E. Greenway Parkway, Suite 200, Scottsdale, AZ 85254, telephone: (480) 281-6956, or from RSC’s website, www.RSCrentals.com.

Participants in Solicitation

United Rentals, Inc., RSC Holdings Inc. and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of United Rentals, Inc. and RSC Holdings Inc. in connection with the proposed transaction. Information about the directors and executive officers of RSC Holdings Inc. and their ownership of RSC Holdings Inc.’s common stock is set forth in RSC Holdings Inc.’s definitive proxy statement filed with the SEC on March 16, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

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